EXHIBIT 99.1
FOR RELEASE 6:00 AM ET, July 28, 2022

Contact:    Robert S. Tissue, Executive Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS SECOND QUARTER 2022 EPS OF $0.92 ON REVENUE AND LOAN GROWTH

MOOREFIELD, WV – July 28, 2022 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported financial results for the second quarter of 2022, including continued strong earnings on growth in total revenue and loans.

The Company, which serves commercial and individual clients across West Virginia, the Washington D.C. metropolitan area, Virginia and Kentucky through Summit Community Bank, Inc., reported net income applicable to common shares of $11.8 million, or $0.92 per diluted share, for the second quarter of 2022, as compared to $11.5 million, or $0.90 per diluted share, for the first quarter of 2022 and $10.4 million, or $0.80 per diluted share, for the second quarter of 2021.

“We are pleased to report another quarter of solid operating performance with improvements in both net interest margin and our efficiency ratio,” said H. Charles Maddy, III, President and Chief Executive Officer. “The continued growth in commercial and total loans, along with sustained strength in asset quality metrics, highlight our ongoing focus on meeting the credit needs of our customers while employing sound underwriting practices. Our solid financial performance during the first half of the year and projected loan growth give us confidence of continued strong operating results for the remainder of the year.”

Highlights for Q2 2022

•Total loans of $2.80 billion, excluding mortgage warehouse lines of credit and Paycheck Protection Program (“PPP”) lending, increased 4.6 percent, or 18.5 percent annualized, during the quarter and 22.7 percent since June 30, 2021.

•Net interest income increased 4.8 percent compared to the linked quarter, and increased 15.5 percent from the year-ago period, primarily due to loan growth.

•Net interest margin (“NIM”) increased 5 basis points to 3.66 percent from the linked quarter and 11 basis points from the year-ago quarter, as increased yields on interest earning assets were partially offset by increased cost of deposits and other funding.

•Total noninterest expense increased to $17.6 million in the quarter, up 2.4 percent from the linked quarter and up 3.4 percent from the year-ago quarter, as salary and benefits increases were largely offset by disciplined management of other operating costs.

•Annualized non-interest expense was unchanged from the linked quarter at 1.91 percent of average assets, and down 18 basis points from the year-ago period.

•Achieved an improved efficiency ratio of 47.45 percent compared to 49.44 percent in Q1 2022 and 48.82 percent in the year-ago quarter.

•Incurred $2.00 million provision for credit losses in the quarter increasing period-end allowance for loan credit losses to $35.1 million, or 1.18 percent of total loans and 320.6 percent of nonperforming loans.

•Foreclosed property held for sale declined by 22.9 percent during the quarter and 59.6 percent from the year-ago quarter to $5.32 million or 0.14 percent of assets at period end.

•Nonperforming assets (“NPAs”) improved to 0.43 percent of total assets at period end, excluding restructured assets, down 8 basis points during the quarter and 67 basis points from June 30, 2021.

•Tangible book value per common share (“TBVPS”) increased $0.28 to $20.07 during the quarter, despite unrealized net losses on debt securities available for sale (“AFS”) of $0.91 per common share (net of deferred income taxes) recorded in Other Comprehensive Income (“OCI”), partially offset by increases in the fair values of derivative financial instruments hedging against higher interest rates totaling $0.41 per common share (net of deferred income taxes) also recorded in OCI.

Results from Operations

Net interest income grew to $31.0 million in the second quarter of 2022, an increase of 4.8 percent from the linked quarter and 15.5 percent from the prior-year second quarter. NIM for second quarter 2022 was 3.66 percent compared to 3.61 percent for the linked quarter and 3.55 percent for the year-ago quarter. Excluding the impact of accretion and amortization of fair value acquisition accounting adjustments, Summit’s net interest margin would have been 3.62 percent for the second quarter of 2022, 3.60 percent for the linked quarter and 3.45 percent for the year-ago period.

Noninterest income, consisting primarily of service fee income from community banking activities and trust and wealth management fees, for second quarter 2022 was $3.86 million compared to $4.55 million for the linked quarter and $4.72 million for the comparable period of 2021. The Company recorded realized securities losses on debt securities of $289,000 in the second quarter of 2022 and $152,000 in the linked quarter. In addition, the Company recognized a loss on equity investments of $669,000 in second quarter 2022 compared to a gain of $372,000 in the linked quarter.

Mortgage origination revenue was $317,000 in the second quarter of 2022 compared to $339,000 in the linked quarter and $898,000 for the year-ago period.

Excluding gains and losses on debt securities and equity investments, noninterest income was $4.81 million for second quarter 2022 compared to $4.33 million for Q1 2022 and $4.59 million in the year-ago quarter primarily as result of higher deposit service charges and bank card fees.

Revenue from net interest income and noninterest income, excluding gains and losses on debt securities and equity investments, grew to $35.8 million, up 5.6 percent from $33.9 million in the linked quarter and 13.9 percent from $31.4 million in the year-ago quarter. Revenue, excluding gains and losses on debt securities and equity investments, for the first half of 2022, grew to $69.7 million, up 12.1 percent from the first half of 2021, outpacing the 4.0 percent noninterest expense increase recorded for the comparable six-month periods.

Total noninterest expense increased to $17.6 million in the second quarter of 2022, up 2.4 percent from $17.2 million in the linked quarter and 3.4 percent from $17.0 million for the prior-year second quarter. The sequential-quarter increase in total noninterest expense, primarily on higher salary and benefits expenses, reflected modest fluctuations in most other categories of operating costs.

Salary and benefit expenses of $10.0 million in the second quarter of 2022 increased from $9.70 million for the linked quarter and $8.23 million during the year-ago period. Higher group health insurance premiums and increased accruals for anticipated 2022 performance bonuses account for the primary reasons for the increases.

Net losses and expenses on foreclosed properties totaled $141,000 during second quarter 2022 compared to net gains in excess of expenses on foreclosed properties of $90,000 in the linked quarter and net losses and expenses on foreclosed properties of $746,000 in the year-ago period.

Other expenses were $2.36 million for Q2 2022 compared to $2.46 million for the linked quarter and $2.76 million in the year-ago period. The changes in these other expenses include:

•Fraud and robbery losses of $143,000 during the second quarter of 2022 compared to $90,000 and $16,000 in the linked and year-ago quarters, respectively.

•Virginia franchise tax of $170,000 during the second quarter of 2022 compared to $149,000 and $108,000 in the linked and year-ago quarters, respectively.

•Deferred director compensation plan-related income of $726,000 during the second quarter of 2022 compared to $400,000 during the linked quarter and plan-related expense of $190,000 in the year-ago quarter.

Summit’s efficiency ratio improved to 47.45 percent in the second quarter of 2022 from 49.44 percent in the linked quarter and 48.82 percent for the year-ago period. Non-interest expense to average assets improved to 1.91 percent in both the second quarter of 2022 and the linked quarter compared to 2.09 percent in the year-ago period.

Balance Sheet

As of June 30, 2022, total assets were $3.8 billion, an increase of $186.1 million, or 5.2 percent, since December 31, 2021 and an increase of $490.3 million, or 15.0 percent, since June 30, 2021.

Total loans net of unearned fees grew to $2.98 billion on June 30, 2022, up 4.4 percent during the quarter and 22.5 percent from June 30, 2021. Excluding PPP and mortgage warehouse lending, total loans grew to $2.80 billion on June 30, 2022, up 4.6 percent during the second quarter, 11.2 percent year-to-date and 22.7 percent since June 30, 2021.

Total commercial loans, including commercial and industrial (C&I) and commercial real estate (CRE) but excluding PPP lending, grew to $1.9 billion on June 30, 2022, up 4.2 percent during the second quarter, 12.6 percent year-to-date and 31.1 percent since June 30, 2021.

Residential real estate and consumer lending totaled $562.7 million on June 30, 2022, up 0.6 percent during the second quarter and down 0.9 percent year-to-date and 2.2 percent from June 30, 2021.

PPP balances were paid down to $3.54 million on June 30, 2022 from a peak of $98.5 million on September 30, 2020. Mortgage warehouse lines of credit, sourced solely from a participation arrangement with a large regional bank, have paid down to $171.4 million on June 30, 2022 from a peak of $252.5 million on June 30, 2020.

Deposits totaled $3.0 billion on June 30, 2022, a 1.1 percent decrease during the second quarter, a 1.1 percent increase year-to-date and a 9.0 percent increase since June 30, 2021. Core deposits declined 0.8 percent during the second quarter to $2.9 billion at June 30, 2022, and increased 0.9 percent year-to-date and 9.3 percent since June 30, 2021. Changes in core deposits by category are as follows:

•Non-interest bearing deposit accounts decreased $28.2 million or 4.5 percent in the second quarter of 2022 and increased $97.7 million or 19.4 percent since June 30, 2021.
•Interest bearing checking accounts grew $103.4 million or 9.1 percent in the second quarter of 2022 and $232.6 million or 23.1 percent since June 30, 2021.
•Savings accounts declined $57.0 million or 8.1 percent in the second quarter of 2022 and $31.9 million or 4.7 percent since June 30, 2021.
•Core time deposits declined $40.5 million or 9.5 percent in the second quarter of 2022 and $54.6 million or 12.4 percent since June 30, 2021.

Total shareholders’ equity was $333.9 million as of June 30, 2022 compared to $327.5 million at December 31, 2021 and $315.2 million at June 30, 2021.

Year-to-date 2022, TBVPS has increased $0.53. TBVPS was negatively impacted during the first six months of 2002 by unrealized net losses on debt securities AFS of $2.26 per common share (net of deferred income taxes) recorded in OCI during the first six months of 2022. However, these losses were partially offset by increased fair values of interest rate caps and swaps (also recorded in OCI) held as hedges against higher interest rates totaling $1.24 per common share (net of deferred income taxes), in the same period.

Summit had 12,763,422 outstanding common shares at the end of the second quarter of 2022 compared to 12,743,125 at year-end 2021.

As announced in the first quarter of 2020, the Board of Directors authorized the open market repurchase of up to 750,000 shares of the issued and outstanding shares of Summit's common stock, of which 323,577 shares have been repurchased to date. The timing and quantity of stock purchases under this repurchase plan are at the discretion of management. During the second quarter of 2022, no shares of Summit’s common stock were repurchased under the Plan.

Asset Quality

Net loan charge-offs (“NCOs”) declined to $159,000, or 0.02 percent of average loans annualized, in the second quarter of 2022. NCOs of $509,000 represented 0.07 percent of average loan annualized in the linked quarter and $202,000 or 0.03 percent of average loan annualized in the year-ago period.

Summit recorded a $2.00 million provision for credit losses in the second quarter of 2022, reflecting reserve build to support the Company’s substantial growth in both loans and unfunded loan commitments and increasing forecasted economic uncertainty. The provision for credit losses was $1.95 million for the linked quarter and $1.00 million for the year-ago quarter.

Summit’s allowance for loan credit losses was $35.1 million on June 30, 2022, $32.6 million at the end of the linked quarter and $33.9 million on June 30, 2021.

The allowance for loan credit losses stood at 1.18 percent of total loans at June 30, 2022 compared to 1.17 percent at year-end 2021 and 1.39 percent at June 30, 2021. The allowance was 320.6 percent of nonperforming loans at June 30, 2022, compared to 254.4 percent at year-end 2021 and 148.2 percent at June 30, 2021.

Summit’s allowance for credit losses on unfunded loan commitments was $7.79 million on June 30, 2022, $8.39 million at the end of the linked quarter and $4.66 million on June 30, 2021. The allowance for credit losses on unfunded loan commitments decreased $600,000 during the most recent quarter, principally as result of a change in mix of unfunded commitments, whereas construction loan commitments, which have a higher historical loss ratio than do other loans as a whole, decreased while commercial unfunded lines of credit, which carry a lower loss factor and lower utilization rates, increased.

As of June 30, 2022, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties and repossessed assets, totaled $16.3 million, or 0.43 percent of assets, compared to NPAs of $18.6 million, or 0.51 percent of assets at the linked quarter-end, $22.6 million or 0.63 percent of assets at year-end 2021 and $36.0 million, or 1.10 percent of assets at the end of second quarter 2021. A loan relationship of $9.5 million impacted by the COVID-19 pandemic and on nonaccrual at June 30, 2021 was restored to full accrual status in July 2021.

About the Company

Summit Financial Group, Inc. is the $3.76 billion financial holding company for Summit Community Bank, Inc. Its talented bankers serve commercial and individual clients throughout West Virginia, the Washington, D.C. metropolitan area, Virginia, and Kentucky. Summit’s focus on in-market commercial lending and providing other business banking services in dynamic markets is designed to leverage its highly efficient operations and core deposits in strong legacy locations. Residential and consumer lending, trust and wealth management, and other retail financial services are offered through convenient digital and mobile banking platforms, including MySummitBank.com and 45 full-service branch locations. More information on Summit Financial

Group, Inc. (NASDAQ: SMMF), headquartered in West Virginia’s Eastern Panhandle in Moorefield, is available at SummitFGI.com.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include: the effect of the COVID-19 pandemic, including the negative impacts and disruptions on the communities we serve, and the domestic and global economy, which may have an adverse effect on our business; current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; fiscal and monetary policies of the Federal Reserve; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; the successful integration of operations of our acquisitions; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q2 2022 vs Q2 2021
	For the Quarter Ended		Percent
Dollars in thousands	6/30/2022	6/30/2021	Change
Statements of Income
Interest income
Loans, including fees	$32,766	$27,697	18.3%
Securities	2,752	2,202	25.0%
Other	45	56	-19.6%
Total interest income	35,563	29,955	18.7%
Interest expense
Deposits	2,622	2,136	22.8%
Borrowings	1,976	1,008	96.0%
Total interest expense	4,598	3,144	46.2%

Net interest income	30,965	26,811	15.5%
Provision for credit losses	2,000	1,000	100.0%
Net interest income after provision for credit losses	28,965	25,811	12.2%

Noninterest income
Trust and wealth management fees	745	683	9.1%
Mortgage origination revenue	317	898	-64.7%
Service charges on deposit accounts	1,674	1,093	53.2%
Bank card revenue	1,618	1,519	6.5%
(Losses) on equity investments	(669)	—	n/a
Realized gains/(losses) on debt securities, net	(289)	127	-327.6%
Bank owned life insurance and annuity income	331	275	20.4%
Other income	129	120	7.5%
Total noninterest income	3,856	4,715	-18.2%
Noninterest expense
Salaries and employee benefits	10,030	8,230	21.9%
Net occupancy expense	1,258	1,131	11.2%
Equipment expense	1,791	1,598	12.1%
Professional fees	507	428	18.5%
Advertising and public relations	165	138	19.6%
Amortization of intangibles	355	382	-7.1%
FDIC premiums	190	488	-61.1%
Bank card expense	810	685	18.2%
Foreclosed properties expense, net of (gains)/losses	141	746	-81.1%
Acquisition-related expenses	4	454	-99.1%
Other expenses	2,358	2,756	-14.4%
Total noninterest expense	17,609	17,036	3.4%
Income before income taxes	15,212	13,490	12.8%
Income tax expense	3,198	2,930	9.1%
Net income	12,014	10,560	13.8%
Preferred stock dividends	225	139	61.9%

Net income applicable to common shares	$11,789	$10,421	13.1%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q2 2022 vs Q2 2021

	For the Quarter Ended		Percent
	6/30/2022	6/30/2021	Change
Per Share Data
Earnings per common share
Basic	$0.92	$0.80	15.0%
Diluted	$0.92	$0.80	15.0%

Cash dividends per common share	$0.18	$0.17	5.9%
Common stock dividend payout ratio	19.5%	21.2%	-8.0%

Average common shares outstanding
Basic	12,754,724	12,952,357	-1.5%
Diluted	12,810,174	13,013,714	-1.6%

Common shares outstanding at period end	12,763,422	12,963,057	-1.5%

Performance Ratios
Return on average equity	14.48%	13.67%	5.9%
Return on average tangible equity (C)	18.28%	17.03%	7.3%
Return on average tangible common equity (D)	19.35%	17.59%	10.0%
Return on average assets	1.30%	1.29%	0.8%
Net interest margin (A)	3.66%	3.55%	3.1%
Efficiency ratio (B)	47.45%	48.82%	-2.8%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income + Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income applicable to common shares + Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary (unaudited) -- 2022 vs 2021
	For the Six Months Ended		Percent
Dollars in thousands	6/30/2022	6/30/2021	Change
Statements of Income
Interest income
Loans, including fees	$62,991	$55,234	14.0%
Securities	5,374	4,359	23.3%
Other	91	123	-26.0%
Total interest income	68,456	59,716	14.6%
Interest expense
Deposits	4,349	4,632	-6.1%
Borrowings	3,587	2,022	77.4%
Total interest expense	7,936	6,654	19.3%

Net interest income	60,520	53,062	14.1%
Provision for credit losses	3,950	2,500	58.0%
Net interest income after provision for credit losses	56,570	50,562	11.9%

Noninterest income
Trust and wealth management fees	1,503	1,321	13.8%
Mortgage origination revenue	656	1,896	-65.4%
Service charges on deposit accounts	3,074	2,193	40.2%
Bank card revenue	3,109	2,860	8.7%
(Losses) on equity investments	(297)	—	n/a
Realized gains/(losses) on debt securities, net	(442)	602	-173.4%
Bank owned life insurance income and annuity income	615	573	7.3%
Other income	183	244	-25.0%
Total noninterest income	8,401	9,689	-13.3%
Noninterest expense
Salaries and employee benefits	19,731	16,665	18.4%
Net occupancy expense	2,499	2,305	8.4%
Equipment expense	3,634	3,180	14.3%
Professional fees	869	766	13.4%
Advertising and public relations	337	228	47.8%
Amortization of intangibles	734	787	-6.7%
FDIC premiums	580	765	-24.2%
Bank card expense	1,524	1,259	21.0%
Foreclosed properties expense, net of (gains)/losses	51	972	-94.8%
Acquisition-related expenses	33	893	-96.3%
Other expenses	4,817	5,649	-14.7%
Total noninterest expense	34,809	33,469	4.0%
Income before income taxes	30,162	26,782	12.6%
Income tax expense	6,455	5,863	10.1%
Net income	23,707	20,919	13.3%
Preferred stock dividends	450	139	223.7%

Net income applicable to common shares	$23,257	$20,780	11.9%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary (unaudited) -- 2022 vs 2021

	For the Six Months Ended		Percent
	6/30/2022	6/30/2021	Change
Per Share Data
Earnings per common share
Basic	$1.82	$1.61	13.0%
Diluted	$1.82	$1.60	13.8%

Cash dividends per common share	$0.36	$0.34	5.9%
Common stock dividend payout ratio	19.8%	21.3%	-7.0%

Average common shares outstanding
Basic	12,750,037	12,947,228	-1.5%
Diluted	12,805,873	13,007,889	-1.6%

Common shares outstanding at period end	12,763,422	12,963,057	-1.5%

Performance Ratios
Return on average equity	14.34%	14.09%	1.8%
Return on average tangible equity (C)	18.15%	17.75%	2.3%
Return on average tangible common equity (D)	18.87%	18.06%	4.5%
Return on average assets	1.30%	1.30%	—%
Net interest margin (A)	3.64%	3.60%	1.1%
Efficiency ratio (B)	48.42%	49.18%	-1.5%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income + Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income applicable to common shares + Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)
	For the Quarter Ended
Dollars in thousands	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Statements of Income
Interest income
Loans, including fees	$32,766	$30,224	$28,979	$28,416	$27,697
Securities	2,752	2,623	2,763	2,348	2,202
Other	45	46	75	118	56
Total interest income	35,563	32,893	31,817	30,882	29,955
Interest expense
Deposits	2,622	1,727	1,718	1,832	2,136
Borrowings	1,976	1,612	1,267	1,013	1,008
Total interest expense	4,598	3,339	2,985	2,845	3,144

Net interest income	30,965	29,554	28,832	28,037	26,811
Provision for credit losses	2,000	1,950	1,500	—	1,000
Net interest income after provision for credit losses	28,965	27,604	27,332	28,037	25,811

Noninterest income
Trust and wealth management fees	745	757	847	718	683
Mortgage origination revenue	317	339	1,361	742	898
Service charges on deposit accounts	1,674	1,401	1,501	1,338	1,093
Bank card revenue	1,618	1,491	1,528	1,509	1,519
(Losses)/gains on equity investments	(669)	372	202	—	—
Realized gains/(losses) on debt securities, net	(289)	(152)	(109)	(68)	127
Bank owned life insurance and annuity income	331	283	293	160	275
Other income	129	54	330	168	120
Total noninterest income	3,856	4,545	5,953	4,567	4,715
Noninterest expense
Salaries and employee benefits	10,030	9,700	8,977	8,745	8,230
Net occupancy expense	1,258	1,242	1,265	1,254	1,131
Equipment expense	1,791	1,843	1,902	1,908	1,598
Professional fees	507	362	438	374	428
Advertising and public relations	165	172	216	254	138
Amortization of intangibles	355	378	387	390	382
FDIC premiums	190	390	330	354	488
Bank card expense	810	714	703	705	685
Foreclosed properties expense, net of (gains)/losses	141	(90)	403	370	746
Acquisition-related expenses	4	29	57	273	454
Other expenses	2,358	2,459	3,250	2,716	2,756
Total noninterest expense	17,609	17,199	17,928	17,343	17,036
Income before income taxes	15,212	14,950	15,357	15,261	13,490
Income tax expense	3,198	3,257	2,777	3,023	2,930
Net income	12,014	11,693	12,580	12,238	10,560
Preferred stock dividends	225	225	225	225	139

Net income applicable to common shares	$11,789	$11,468	$12,355	$12,013	$10,421

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Per Share Data
Earnings per common share
Basic	$0.92	$0.90	$0.96	$0.93	$0.80
Diluted	$0.92	$0.90	$0.95	$0.92	$0.80

Cash dividends per common share	$0.18	$0.18	$0.18	$0.18	$0.17
Common stock dividend payout ratio	19.1%	19.7%	18.5%	19.1%	21.2%

Average common shares outstanding
Basic	12,754,724	12,745,297	12,916,555	12,964,575	12,952,357
Diluted	12,810,174	12,801,903	12,976,181	13,018,672	13,013,714

Common shares outstanding at period end	12,763,422	12,753,094	12,743,125	12,976,693	12,963,057

Performance Ratios
Return on average equity	14.48%	14.20%	15.48%	15.30%	13.67%
Return on average tangible equity (C)	18.28%	18.02%	19.72%	19.51%	17.03%
Return on average tangible common equity (D)	19.35%	18.74%	20.55%	20.34%	17.59%
Return on average assets	1.30%	1.30%	1.42%	1.42%	1.29%
Net interest margin (A)	3.66%	3.61%	3.49%	3.47%	3.55%
Efficiency ratio (B)	47.45%	49.44%	48.85%	49.52%	48.82%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income + Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income applicable to common shares + Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021

Assets
Cash and due from banks	$17,921	$18,404	$21,006	$21,247	$18,707
Interest bearing deposits other banks	31,680	42,853	57,452	189,862	176,282
Debt securities, available for sale	368,049	374,855	401,103	424,741	345,742
Debt securities, held to maturity	97,116	97,589	98,060	98,528	98,995
Equity investments	19,905	20,574	20,202	—	—
Other investments	18,329	10,974	11,304	10,649	10,661
Loans, net	2,941,813	2,817,998	2,729,093	2,521,704	2,395,885
Property held for sale	5,319	6,900	9,858	12,450	13,170
Premises and equipment, net	55,034	55,713	56,371	56,818	53,104
Goodwill and other intangible assets	62,856	63,212	63,590	63,977	53,858
Cash surrender value of life insurance policies and annuities	71,073	70,825	60,613	60,241	60,087
Derivative financial instruments	31,452	24,455	11,187	10,380	9,885
Other assets	42,252	39,339	36,880	38,354	36,157
Total assets	$3,762,799	$3,643,691	$3,576,719	$3,508,951	$3,272,533

Liabilities and Shareholders' Equity
Deposits	$2,975,304	$3,008,063	$2,943,089	$2,955,940	$2,729,205
Short-term borrowings	291,447	140,146	140,146	140,146	140,146
Long-term borrowings and subordinated debentures, net	123,311	123,260	123,159	49,739	49,710
Other liabilities	38,846	41,756	42,852	39,837	38,265
Shareholders' equity - preferred	14,920	14,920	14,920	14,920	14,920
Shareholders' equity - common	318,971	315,546	312,553	308,369	300,287
Total liabilities and shareholders' equity	$3,762,799	$3,643,691	$3,576,719	$3,508,951	$3,272,533

Book value per common share	$24.99	$24.74	$24.53	$23.76	$23.16
Tangible book value per common share (A)	$20.07	$19.79	$19.54	$18.83	$19.01
Tangible common equity to tangible assets (B)	6.9%	7.0%	7.1%	7.1%	7.7%

NOTES

(A) - Tangible book value per share = (Common shareholders' equity - Intangible assets) / Common shares outstanding.
(B) - Tangible common equity to tangible assets = (Common shareholder's equity - Intangible assets) / (Total assets - Intangible assets).

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (unaudited)

	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Summit Financial Group, Inc.
CET1 Risk-based Capital	8.2%	8.3%	8.4%	9.0%	9.6%
Tier 1 Risk-based Capital	9.2%	9.3%	9.5%	10.2%	10.9%
Total Risk Based Capital	13.3%	13.5%	13.8%	12.1%	13.0%
Tier 1 Leverage	8.4%	8.4%	8.3%	8.4%	8.9%

Summit Community Bank, Inc.
CET1 Risk-based Capital	11.4%	11.6%	11.9%	11.2%	11.9%
Tier 1 Risk-based Capital	11.4%	11.6%	11.9%	11.2%	11.9%
Total Risk Based Capital	12.4%	12.5%	12.8%	12.1%	12.9%
Tier 1 Leverage	10.4%	10.5%	10.4%	9.2%	9.7%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition (unaudited)

Dollars in thousands	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021

Commercial	$455,202	$447,482	$365,301	$317,855	$326,468
Mortgage warehouse lines	171,399	164,895	227,869	161,628	105,288
Commercial real estate
Owner occupied	502,152	491,059	484,708	439,202	392,164
Non-owner occupied	963,646	910,174	866,031	835,071	784,415
Construction and development
Land and development	106,840	103,203	100,805	99,718	102,670
Construction	211,955	171,383	146,038	127,432	140,788
Residential real estate
Conventional	377,980	375,240	384,794	394,889	398,239
Jumbo	79,803	81,443	79,108	71,977	71,694
Home equity	71,136	70,770	72,112	71,496	72,956
Consumer	33,816	32,095	31,923	32,284	32,732
Other	2,947	2,877	2,702	2,558	2,356
Total loans, net of unearned fees	2,976,876	2,850,621	2,761,391	2,554,110	2,429,770
Less allowance for loan credit losses	35,063	32,623	32,298	32,406	33,885
Loans, net	$2,941,813	$2,817,998	$2,729,093	$2,521,704	$2,395,885

Unfunded loan commitments	$876,157	$840,705	$688,493	$627,461	$535,587

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition (unaudited)

Dollars in thousands	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Core deposits
Non interest bearing checking	$600,791	$629,002	$568,986	$575,542	$503,097
Interest bearing checking	1,238,368	1,134,964	1,127,298	1,121,028	1,005,725
Savings	645,099	702,069	698,156	693,686	677,000
Time deposits	386,562	427,076	451,713	467,024	441,139
Total core deposits	2,870,820	2,893,111	2,846,153	2,857,280	2,626,961

Brokered deposits	32,767	32,755	14,677	14,671	23,521
Other non-core time deposits	71,717	82,197	82,259	83,989	78,723
Total deposits	$2,975,304	$3,008,063	$2,943,089	$2,955,940	$2,729,205

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information (unaudited)
	For the Quarter Ended
Dollars in thousands	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021

Gross loan charge-offs	$306	$618	$282	$528	$343
Gross loan recoveries	(147)	(109)	(89)	(158)	(141)
Net loan charge-offs	$159	$509	$193	$370	$202

Net loan charge-offs to average loans (annualized)	0.02%	0.07%	0.03%	0.06%	0.03%

Allowance for loan credit losses	$35,063	$32,623	$32,298	$32,406	$33,885
Allowance for loan credit losses as a percentage of period end loans	1.18%	1.14%	1.17%	1.27%	1.39%
Allowance for credit losses on unfunded loan commitments ("ULC'")	$7,792	$8,392	$7,275	$5,860	$4,660
Allowance for credit losses on ULC as a percentage of period end ULC	0.89%	1.00%	1.06%	0.93%	0.87%

Nonperforming assets:
Nonperforming loans
Commercial	$345	$433	$740	$459	$968
Commercial real estate	2,703	4,765	4,603	4,643	14,430
Residential construction and development	1,053	968	1,560	448	621
Residential real estate	6,799	5,549	5,772	5,514	6,800
Consumer	37	20	21	48	38
Total nonperforming loans	10,937	11,735	12,696	11,112	22,857
Foreclosed properties
Commercial real estate	440	1,251	1,389	2,192	2,281
Commercial construction and development	2,332	2,332	2,332	2,925	3,146
Residential construction and development	2,293	3,018	5,561	6,712	6,859
Residential real estate	254	299	576	621	884
Total foreclosed properties	5,319	6,900	9,858	12,450	13,170
Other repossessed assets	—	—	—	—	—
Total nonperforming assets	$16,256	$18,635	$22,554	$23,562	$36,027

Nonperforming loans to period end loans	0.37%	0.41%	0.46%	0.44%	0.94%
Nonperforming assets to period end assets	0.43%	0.51%	0.63%	0.67%	1.10%

Troubled debt restructurings
Performing	$18,657	$18,971	$18,887	$20,535	$20,799
Nonperforming	2,236	1,822	2,039	1,141	1,235
Total troubled debt restructurings	$20,893	$20,793	$20,926	$21,676	$22,034

Loans Past Due 30-89 Days (unaudited)

Dollars in thousands	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021

Commercial	$989	$388	$751	$304	$414
Commercial real estate	4,084	1,446	683	281	733
Construction and development	821	645	45	1,215	1,911
Residential real estate	3,452	3,407	3,552	2,643	3,594
Consumer	196	69	190	193	404
Other	14	28	22	1	—
Total	$9,556	$5,983	$5,243	$4,637	$7,056

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q2 2022 vs Q1 2022 vs Q2 2021 (unaudited)
	Q2 2022			Q1 2022			Q2 2021
	Average	Earnings/	Yield/	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$2,902,370	$32,721	4.52%	$2,771,842	$30,178	4.42%	$2,455,757	$27,593	4.51%
Tax-exempt (2)	5,127	57	4.46%	5,369	58	4.38%	11,370	132	4.66%
Securities
Taxable	297,701	1,765	2.38%	320,170	1,657	2.10%	285,092	1,351	1.90%
Tax-exempt (2)	178,043	1,249	2.81%	180,473	1,223	2.75%	147,703	1,078	2.93%
Interest bearing deposits other banks and Federal funds sold	37,757	45	0.48%	72,883	46	0.26%	154,677	56	0.15%
Total interest earning assets	3,420,998	35,837	4.20%	3,350,737	33,162	4.01%	3,054,599	30,210	3.97%

Noninterest earning assets
Cash & due from banks	16,351			19,226			19,095
Premises & equipment	55,449			56,043			53,210
Intangible assets	63,058			63,429			54,072
Other assets	165,788			142,719			116,398
Allowance for credit losses	(33,232)			(32,462)			(34,674)
Total assets	$3,688,412			$3,599,692			$3,262,700

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$1,189,324	$1,274	0.43%	$1,135,068	$465	0.17%	$995,673	$371	0.15%
Savings deposits	672,353	689	0.41%	700,115	573	0.33%	665,735	634	0.38%
Time deposits	517,360	659	0.51%	542,360	689	0.52%	562,605	1,131	0.81%
Short-term borrowings	207,227	696	1.35%	140,230	373	1.08%	140,146	464	1.33%
Long-term borrowings and subordinated debentures	123,263	1,280	4.17%	123,203	1,239	4.08%	49,694	544	4.39%
Total interest bearing liabilities	2,709,527	4,598	0.68%	2,640,976	3,339	0.51%	2,413,853	3,144	0.52%

Noninterest bearing liabilities
Demand deposits	605,724			586,903			503,116
Other liabilities	41,307			42,493			36,842
Total liabilities	3,356,558			3,270,372			2,953,811

Shareholders' equity - preferred	14,920			14,921			11,254
Shareholders' equity - common	316,934			314,399			297,635
Total liabilities and shareholders' equity	$3,688,412			$3,599,692			$3,262,700

NET INTEREST EARNINGS		$31,239			$29,823			$27,066

NET INTEREST MARGIN			3.66%			3.61%			3.55%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for all periods presented. The tax equivalent adjustment resulted in an increase in interest income of $274,000, $269,000 and $255,000 for Q2 2022, Q1 2022 and Q2 2021, respectively.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2022 vs YTD 2021 (unaudited)
	YTD 2022			YTD 2021
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$2,837,467	$62,900	4.47%	$2,406,007	$55,012	4.61%
Tax-exempt (2)	5,248	115	4.42%	12,021	281	4.71%
Securities
Taxable	308,872	3,420	2.23%	275,742	2,646	1.94%
Tax-exempt (2)	179,252	2,473	2.78%	146,300	2,168	2.99%
Interest bearing deposits other banks and Federal funds sold	55,222	91	0.33%	160,592	123	0.15%
Total interest earning assets	3,386,061	68,999	4.11%	3,000,662	60,230	4.05%

Noninterest earning assets
Cash & due from banks	17,781			18,592
Premises & equipment	55,746			53,263
Intangible assets	63,242			54,496
Other assets	154,200			114,014
Allowance for loan losses	(32,849)			(33,696)
Total assets	$3,644,181			$3,207,331

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$1,162,346	$1,739	0.30%	$978,029	$765	0.16%
Savings deposits	686,157	1,262	0.37%	654,053	1,279	0.39%
Time deposits	529,791	1,348	0.51%	573,107	2,588	0.91%
Short-term borrowings	173,914	1,068	1.24%	140,146	933	1.34%
Long-term borrowings and subordinated debentures	123,234	2,519	4.12%	49,679	1,089	4.42%
Total interest bearing liabilities	2,675,442	7,936	0.60%	2,395,014	6,654	0.56%

Noninterest bearing liabilities
Demand deposits	596,365			477,766
Other liabilities	41,779			37,614
Total liabilities	3,313,586			2,910,394

Shareholders' equity - preferred	14,920			5,658
Shareholders' equity - common	315,675			291,279
Total liabilities and shareholders' equity	$3,644,181			$3,207,331

NET INTEREST EARNINGS		$61,063			$53,576

NET INTEREST MARGIN			3.64%			3.60%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21%. The tax equivalent adjustment resulted in an increase in interest income of $543,000 and $514,000 for the YTD 2022 and YTD 2021, respectively.